UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On a preliminary unaudited basis, for the quarter ended June 30, 2024, the Company expects to recognize between $0.3 million and $0.8 million of revenue. On a preliminary unaudited basis, the Company expects its operating loss to be between $8.6 million and $9.1 million and net loss before income taxes from continuing operations to be between $9.2 million and $9.7 million. At June 30, 2024, the Company’s cash and cash equivalents and short term investments was approximately $1.5 million.

Revenue generated for the six months ended June 30, 2024, has been primarily derived from process development work and does not include revenue we anticipate to generate from microbial cGMP manufacturing which we commenced in July 2024 or mammalian cGMP manufacturing which we anticipate commencing in the third quarter of 2024. The Company anticipates that cGMP manufacturing contracts will generally be larger than the process development contracts we have booked to date.

The estimates of revenue, operating loss, and net loss before income taxes from continuing operations are the Company’s preliminary estimates based on currently available information and are subject to completion of the Company’s financial closing procedures. They do not present all necessary information for an understanding of the Company’s financial condition as of June 30, 2024 or its results of operations for the three months ended June 30, 2024. The Company’s independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to, the preliminary unaudited revenue results. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the preliminary estimates of revenue, operating loss, and net loss before income taxes from continuing operations set forth above. Accordingly, undue reliance should not be placed on the preliminary estimates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer